FOR IMMEDIATE RELEASE	Migo Software, Inc.
Contacts:

Richard Liebman Chief Financial Officer 650.232.2603 rliebman@migosoftware.com	Al Palombo Cameron Associates Investor Relations 212.245.8800 Ext. 209 al@cameronassoc.com

MIGO SOFTWARE REPORTS YEAR END 2006 RESULTS OF OPERATIONS AND ESTIMATES 2007 REVENUES OF BETWEEN
$6.5 — 7.0 MILLION

REDWOOD CITY, CA, March 27, 2007— Migo Software, Inc. (OTCBB:MIGO) today announced financial results for the year ended December 31, 2006.

For the year ended December 31, 2006, the Company reported revenues of $345,228 and recorded non-cash charges of approximately $7.5 million, primarily from the expensing of stock option awards that contributed to a net loss of $11,466,724, or ($0.18) per share. For the previous fiscal year (the nine month period from April 1, 2005 to December 31, 2005 as a result of the change in the Company’s fiscal year), revenues totaled $194,199 and net loss was ($0.31) per share.

“2006 was a year of significant transition for Migo,” said Kent Heyman, Co-Chairman and Chief Executive Officer.  “Our goal for 2006 was to set a foundation on which to build an organization that could effectively commercialize Migo’s innovative mobile computing software.  In order to do so, we needed to stabilize the company, improve our balance sheet and raise the necessary capital to attract great channel partners and growth through rational and synergistic acquisition.  We also needed to implement substantial product enhancements and bring on key sales and marketing personnel to help identify new global sales opportunities.  We are pleased to report that we achieved all of these milestones.”

Heyman continued, “The positive impact of these changes became evident in the latter half of 2006. In September, we signed a noteworthy licensing agreement with Kingston Technology Corporation, the world’s largest independent manufacturer of memory products, which began generating revenue in the fourth quarter.  In December, we completed the acquisition of StompSoft which significantly broadened Migo’s product line and provided access to attractive retail, web and OEM distribution channels.  As a result, Migo software can now be found in leading retailers such as Fry’s Electronics, Sam’s Club, Office Depot, CompUSA, Circuit City and Target, among others, and we anticipate that our software will be found in over 7,000 storefronts by the end of 2007.”

“With significant non-cash charges and organizational changes behind us, growing partner relationships and the expansion of our product line, we believe the foundation is set for improved performance going forward.  I am pleased to note that Migo ended the year with $3.5 million in cash equivalents and no debt. Shareholders’ equity increased to $7.8 million at December 31, 2006 from a deficit of $4.7 million at December 31, 2005. By the end of 2007, we expect to be cash flow positive and report 2007 revenues in the range of $6.5- 7.0 million,” Heyman concluded.

About Migo Software, Inc.

Located at 555 Twin Dolphin Drive, Suite 650, Redwood City, CA, Migo Software, Inc. (OTCBB:MIGO) is a global provider of secure mobile computing software. The Company’s award-winning Migo® synchronization and PC portability software increases business and personal computing portability, allowing users to take their Outlook® and Outlook Express® email on a portable storage device. Migo’s StompSoft line of software utilities span a range of categories including backup, system utility and online security/privacy software and include popular brands, such as PC Backup, Registry Repair and Digital Vault/Portable Vault, and others.

Migo Software’s website, found at www.migosoftware.com, provides additional information on the full line of Migo mobile computing products and StompSoft line of software utilities.

NOTE: Migo® is a registered trademark of Migo Software, Inc. All other company and product names mentioned may be trademarks or registered trademarks of their respective holders and are used for identification purposes only.

Forward Looking Statements:
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to future revenues, cash flow performance and distribution arrangements and other plans, prospects, expectations, strategies, intentions, hopes and beliefs, are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: economic conditions in general and conditions in the Company’s industry and target markets in particular commercialization and technological difficulties; capacity and supply constraints ;timely product and technology development/upgrades and the ability to manage changes in market conditions as needed; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company’s and its customers’ products and markets; development, release and sales of new products by strategic suppliers and customers; and reliance on third parties.. Any forward-looking statements are based on information available to Migo Software today and Migo Software does not undertake any obligation to update any of the forward-looking statements after the date of this press release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release

“Financial Tables to Follow”

	MIGO SOFTWARE, INC.
	CONSOLIDATED BALANCE SHEETS
	DECEMBER 31, 2006 AND 2005
December 31,				December 31,
2006				2005

ASSETS
Current Assets:
Cash and cash equivalents		$304,635				$2,510,704
Short-term investments		3,154,794				2,875,000
Accounts receivable		18,672				25,368
Inventory		66,951				15,755
Other current assets		36,243				82,983
					-
Total current assets		3,581,295				5,509,810
					-
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $15,395 and $7,924		35,968				7,923

OTHER ASSETS:
Goodwill		1,396,864				—
Intangible assets, net		4,250,421				1,965,101
Other assets		135,000				39,475
					-
TOTAL ASSETS	$	9,399,548		$		7,522,309

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable		$322,621				$1,104,157
Accrued compensation		188,947				78,084
Accrued liabilities		424,000				1,271,640
Capitalized lease obligations		6,059				—
Deferred revenue		680,000				—
					-
Total current liabilities		1,621,627				2,157,982
Non-current liabilities:
Warrant liability		—				3,882,672
					-
Total Liabilities		1,621,627				6,336,553
Commitments and contingencies (Notes 8 and 11)
Temporary Equity, Common Stock, 27,879,700 shares issued and outstanding		—				5,908,036
Stockholders’ Equity (Deficit):
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 782,375 and 790,250 shares issued and outstanding; preference upon liquidation of $2,600,000		78				79
Common stock, $.0001 par value; 200,000,000 shares authorized; 93,721,542 and 26,598,180 and shares issued and outstanding		9,372				2,660
Additional paid in capital in excess of par value		52,841,936				29,344,416
Deferred Compensation Expense		—				(462,694)
Treasury Stock		(386,400)				(386,400)
Accumulated Deficit		(44,687,065)				(33,220,341)
			-
Total stockholders’ equity (deficit)		7,777,921				(4,722,280)
					-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)		$9,399,548		$		7,522,309

MIGO SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006 AND NINE MONTHS ENDED DECEMBER 31, 2005
Twelve Months ended				Nine Months ended
12/31/2006				12/31/2005

Revenues		$345,228		$		194,199
Cost of Sales		606,958				555,059
					-
Gross Profit (Loss)		(261,730)				(360,860)
			-
Operating Expenses
Research and development		1,914,997				590,291
Sales and marketing		1,106,528				771,175
General and administrative		7,296,900				3,192,783

Total operating expenses		10,318,425				4,554,249

Non-operating Expenses
Interest, net		(257,772)				296,257
Decrease in warrant liability		(166,538)				(151,164)
Other (income) expense		1,310,079				227,937
					-
Total non-operating expenses		885,769				373,024
					-
Loss Before Income Taxes		(11,465,924)				(5,288,133)
Provision for Income Taxes		800				800
					-
Net Loss		$(11,466,724)		$		(5,288,933)
			-
Deemed and Regular Dividend		-				(368,704)

-			-		-
Net Loss Attributable to Holders of common shares		$(11,466,724)				(5,657,637)
			-
Basic and Diluted net loss attributable to common stockholders per share		$(0.18)		$		$(0.31)
			-
Weighted Average Shares Outstanding
Basic and Diluted		65,502,827				18,201,612
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